Exhibit 99.1

EXL REPORTS 2018 SECOND QUARTER RESULTS

2018 Second Quarter Revenues of $210.1 Million, up 11.1% year over year
Q2 Diluted EPS (GAAP) of $0.41, down from $0.58 in Q2 of 2017
Q2 Adjusted Diluted EPS (Non-GAAP) of $0.67, down from $0.70 in Q2 of 2017

New York, NY - August 2, 2018 - ExlService Holdings, Inc. (NASDAQ: EXLS), a leading operations management and analytics company, today announced its financial results for the quarter ended June 30, 2018.

Rohit Kapoor, Vice Chairman and Chief Executive Officer, said, “EXL generated revenues of $210.1 million, up 11.1% year-over-year, and adjusted diluted EPS was $0.67. Our revenue growth was broad-based, led by a 15.6% increase in Analytics revenues and a 9.5% increase in our Operations Management businesses driven by double-digit revenues growth in Insurance and Finance & Accounting.

“Our investments in domain expertise, data capabilities and emerging technologies made over the past several years are positioning EXL as the strategic digital transformation partner for our clients, resulting in several strategic deal wins and creating a strong pipeline of opportunities. As previously announced, the acquisition of SCIO Health Analytics closed on July 1, 2018. This strategic acquisition accelerates our market position in the growing healthcare analytics market and expands EXL’s capabilities across the healthcare continuum.”

Vishal Chhibbar, Chief Financial Officer, said, “We are increasing our revenue guidance for 2018 to $878 million - $892 million from $835 million - $855 million reflecting the addition of revenue from SCIO Health Analytics, better performance in the second quarter and an improved outlook for the year, despite foreign exchange headwinds. Our guidance represents annual revenue growth of 15% to 17% on a constant currency basis. Our adjusted diluted EPS guidance for 2018 remains unchanged at $2.70 - $2.80. Our cash and short-term investments were $233 million on June 30, 2018.”

Financial Highlights: Second Quarter 2018
We have six reportable segments: Insurance, Healthcare, Travel, Transportation & Logistics, Finance & Accounting, All Other (Banking & Financial Services, Utilities and Consulting) and Analytics. Reconciliations of adjusted (non-GAAP) financial measures to GAAP measures are included at the end of this release.

•
Revenues for the quarter ended June 30, 2018 increased to $210.1 million compared to $189.1 million for the second quarter of 2017, an increase of 11.1% on a reported basis and 11.3% on a constant currency basis from the second quarter of 2017, as well as an increase of 1.5% sequentially on a reported basis and 2.4% on a constant currency basis, from the quarter ended March 31, 2018.

	Revenues			Gross Margin
	Three months ended			Three months ended
Reportable Segments	June 30, 2018	June 30, 2017	March 31, 2018	June 30, 2018	June 30, 2017(1)(2)	March 31, 2018
	(dollars in millions)
Insurance	$64.8	$58.3	$63.9	32.1%	30.5%	33.6%
Healthcare	19.8	18.9	22.8	15.7%	35.0%	24.4%
Travel, Transportation & Logistics	18.6	17.8	17.5	42.7%	42.1%	40.3%
Finance & Accounting	24.2	21.0	24.0	40.0%	41.4%	38.6%
All Other	23.1	21.5	21.7	34.7%	31.7%	30.0%

Analytics	59.6	51.6	57.1	35.2%	34.7%	33.3%
Total revenues, net	$210.1	$189.1	$207.0	33.5%	34.6%	33.3%

•
Operating income margin for the quarter ended June 30, 2018 was 8.1% compared to 9.7% in the second quarter of 2017 and 7.3% for the quarter ended March 31, 2018. Adjusted operating income margin for the quarter ended June 30, 2018 was 13.6% compared to 14.2% in the second quarter of 2017 and 13.0% for the quarter ended March 31, 2018.

•
Diluted earnings per share for the quarter ended June 30, 2018 was $0.41. Diluted earnings per share for the second quarter of 2017 was $0.58. Diluted earnings per share for the quarter ended March 31, 2018 was $0.66. Adjusted diluted earnings per share for the quarter ended June 30, 2018 was $0.67 compared to $0.70 for the second quarter of 2017 and $0.65 for the quarter ended March 31, 2018.

______________________
(1) (2) Refer to the notes to the Unaudited Consolidated Statements of Income for details.

Business Highlights: Second Quarter 2018

•
Launched a Digital Know Your Customer (“KYC”) solution in collaboration with HSBC, a leading global financial services company, that uses advanced automation, artificial intelligence and other analytics techniques such as natural language processing to help clients with faster turn-around times, higher accuracy and cost efficiencies for KYC compliance.

•	Won 14 new clients, including three in our operations management businesses and 11 in Analytics.

•	Consolidated our London offices to support our growing UK and European business.

•	Recognized as a Leader and Star Performer in the Everest Group Analytics Business Process Services PEAK Matrix™ 2018.

•	Positioned in the Winners Circle in the HfS Industry Blueprint: Insurance Operations Services 2018.

•	Recognized as a Major Contender in the Everest Group Insurance Third Party Administrator (TPA) Services PEAK Matrix™ 2018.

•	Recognized as Leader overall and for the Insurance, Healthcare, Transportation and Utilities industries in the NelsonHall NEAT for Business Process Transformation through RPA and AI.

Post-Second Quarter Highlight
As previously announced, subsequent to the second quarter of 2018, on July 1, 2018, EXL closed the acquisition of SCIOInspire Holdings, Inc., doing business as SCIO Health Analytics. The aggregate merger consideration was $236.5 million, subject to certain post-closing adjustments.

2018 Guidance
Based on current visibility, and a U.S. Dollar to Indian Rupee exchange rate of 68.5, British Pound to U.S. Dollar exchange rate of 1.33, U.S. Dollar to the Philippine Peso exchange rate of 53.5 and all other currencies at current exchange rates, we are providing the following guidance:

•	Revenue of $878 million to $892 million, representing an annual revenue growth rate of 15% to 17% on a constant currency basis.

•	Adjusted diluted earnings per share of $2.70 to $2.80.

Conference Call
ExlService Holdings, Inc. will host a conference call on Thursday, August 2, 2018 at 8:00 A.M. ET to discuss the Company’s quarterly operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

To listen to the conference call via phone, please dial 1-877-303-6384, or if dialing internationally, 1-224-357-2191 and an operator will assist you. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com for a period of at least twelve months.

About ExlService Holdings, Inc.
EXL (NASDAQ: EXLS) is a leading operations management and analytics company that designs and enables agile, customer-centric operating models to help clients improve their revenue growth and profitability. Our delivery model provides market-leading business outcomes using EXL’s proprietary Business EXLerator Framework®, cutting-edge analytics, digital transformation and domain expertise. At EXL, we look deeper to help companies improve global operations, enhance data-driven insights, increase customer satisfaction, and manage risk and compliance. EXL serves the insurance, healthcare, banking and financial services, utilities, travel, transportation and logistics industries. Headquartered in New York, New York, EXL has more than 28,000 professionals in locations throughout the United States, Europe, Asia (primarily India and Philippines), Colombia, Australia and South Africa. For more information, visit www.exlservice.com.

Continuing Statement Regarding Forward-Looking Statements This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include our ability to successfully close and integrate strategic acquisitions, are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2018	2017(1) (2)	2018	2017(1) (2)
Revenues, net	$210,112	$189,057	$417,085	$372,090
Cost of revenues(3)	139,649	123,734	277,750	242,806
Gross profit(3)	70,463	65,323	139,335	129,284
Operating expenses:
General and administrative expenses	27,640	24,425	56,906	48,462
Selling and marketing expenses	15,151	13,095	29,103	26,435
Depreciation and amortization	10,582	9,535	21,086	18,907
Total operating expenses	53,373	47,055	107,095	93,804
Income from operations	17,090	18,268	32,240	35,480
Foreign exchange gain, net	1,414	886	2,029	1,268
Interest expense	(706)	(465)	(1,244)	(897)
Other income, net	2,232	2,512	5,766	5,698
Income before income tax expense	20,030	21,201	38,791	41,549
Income tax expense	5,510	823	1,057	4,383
Loss from equity-method investment	58	—	114	—
Net income attributable to ExlService Holdings, Inc. stockholders	$14,462	$20,378	$37,620	$37,166
Earnings per share attributable to ExlService Holdings, Inc. stockholders:
Basic	$0.42	$0.60	$1.09	$1.10
Diluted	$0.41	$0.58	$1.07	$1.06
Weighted-average number of shares used in computing earnings per share attributable to ExlService Holdings, Inc. stockholders:
Basic	34,511,777	33,819,320	34,479,202	33,833,153
Diluted	35,142,388	34,993,226	35,222,838	35,051,767

(1) The Company early adopted Accounting Standards Update (ASU) 2017-12, Derivative and Hedging (Topic 815), Targeted Improvements to Accounting for Hedging Activities. Pursuant to this adoption, effective January 1, 2017, the Company recorded settlement gain/(loss) on cash flow hedges in cost of revenues and operating expenses, as applicable, in the consolidated statements of income for each of the quarters of 2017. In prior periods, such gain/(loss) were recorded under “Foreign exchange gain, net” in the consolidated statements of income.
(2) On January 1, 2018, the Company adopted ASU 2017-07, Compensation-Retirement Benefits (Topic 715), Improving the Presentation of Net Periodic Pension Cost and Net Periodic Post Retirement Benefit Cost. Pursuant to this adoption, effective January 1, 2017, the interest cost, expected return on plan assets and amortization of actuarial gains/loss, have been reclassified from cost of revenues and operating expenses, as applicable to “Other income, net” in the consolidated statements of income for each of the quarters of 2017.
(3) Exclusive of depreciation and amortization.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	As of
	June 30, 2018	December 31, 2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$84,091	$86,795
Short-term investments	149,045	178,479
Restricted cash	2,256	3,674
Accounts receivable, net	147,099	135,705
Prepaid expenses	9,963	9,781
Advance income tax, net	11,278	8,801
Other current assets	23,002	29,582
Total current assets	426,734	452,817
Property and equipment, net	66,112	66,757
Restricted cash	3,645	3,808
Deferred taxes, net	12,702	8,585
Intangible assets, net	41,170	48,958
Goodwill	200,981	204,481
Other assets	36,033	36,369
Investment in equity affiliate	2,886	3,000
Total assets	$790,263	$824,775
Liabilities and Equity
Current liabilities:
Accounts payable	$5,428	$5,918
Current portion of long-term borrowings	10,318	10,318
Deferred revenue	10,448	10,716
Accrued employee costs	33,338	55,664
Accrued expenses and other current liabilities	59,882	61,366
Current portion of capital lease obligations	223	267
Total current liabilities	119,637	144,249
Long term borrowings	57,326	50,391
Capital lease obligations, less current portion	270	331
Income taxes payable	8,721	13,557
Other non-current liabilities	18,830	16,202
Total liabilities	204,784	224,730
Commitments and contingencies
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
ExlService Holdings, Inc. Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 37,583,160 shares issued and 34,288,314 shares outstanding as of June 30, 2018 and 36,790,751 shares issued and 33,888,733 shares outstanding as of December 31, 2017	38	37
Additional paid-in capital	334,643	322,246
Retained earnings	465,138	427,064
Accumulated other comprehensive loss	(87,621)	(45,710)
Total including shares held in treasury	712,198	703,637
Less: 3,294,846 shares as of June 30, 2018 and 2,902,018 shares as of December 31, 2017, held in treasury, at cost	(126,952)	(103,816)
Stockholders’ equity	$585,246	$599,821
Non-controlling interest	233	224
Total equity	$585,479	$600,045
Total liabilities and equity	$790,263	$824,775

EXLSERVICE HOLDINGS, INC.
Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release certain financial measures that are considered non-GAAP financial measures, including the following:
(i)Adjusted operating income and adjusted operating income margin;
(ii)Adjusted EBITDA and adjusted EBITDA margin;
(iii)Adjusted net income and adjusted diluted earnings per share; and
(iv)Revenue growth on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these non-GAAP financial measures may help investors better understand EXL’s underlying financial performance. Management also believes that these non-GAAP financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. Additionally, management considers some of these non-GAAP financial measures to determine variable compensation of its employees. The Company believes that it is unreasonably difficult to provide its earnings per share financial guidance in accordance with GAAP for a number of reasons, including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC Topic 718, the amortization of intangibles associated with further acquisitions and the currency fluctuations and associated tax impacts. As such, the Company presents guidance with respect to adjusted diluted earnings per share. The Company also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.

EXL non-GAAP financial measures exclude, where applicable, stock-based compensation expense, provision for litigation settlement and acquisition-related expenses. Acquisition-related expenses include, amortization of acquisition-related intangible assets, changes in the fair value of earn-out consideration liabilities, charges for impairment of acquired intangible assets and other acquisition-related costs such as external deal costs, integration expenses and direct and incremental travel costs. In addition to excluding the above items, our adjusted net income and adjusted diluted EPS also excludes the effect of incremental income tax expense related to the U.S. Tax Cuts and Jobs Act of 2017 (the “Tax Reform Act”) and income tax impact of the above pre-tax items, as applicable. The income tax impact of each item is calculated by applying the statutory rate and local tax regulations in the jurisdiction in which the item was incurred.

A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation and amortization of acquisition-related intangible assets. EXL compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures.

Effective in the second quarter of 2018, EXL excludes other acquisition-related costs such as external deal costs, integration expenses and direct and incremental travel costs pertaining to successful acquisitions from its non-GAAP financial measures, wherever applicable. Considering EXL’s frequent acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions, EXL’s management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons from period-to-period and between EXL’s operating results and those of other companies. Other acquisition-related costs are excluded in the period in which an acquisition is consummated. To facilitate comparison, the previously reported periods presented have been adjusted with the effects of the exclusion of these other acquisition-related costs.

The information provided on a constant currency basis reflects a comparison of current period results translated at the prior period currency rates. This information is provided because EXL believes that it provides useful comparative incremental information to investors regarding EXL’s true operating performance. EXL’s primary exchange rate exposure is with the Indian Rupee, the U.K. pound sterling and the Philippine Peso. The average exchange rate of the U.S. Dollar against the Indian Rupee increased from 64.45 during the quarter ended June 30, 2017 to 67.51 during the quarter ended June 30, 2018, representing depreciation of 4.7%. The average exchange rate of the U.S. Dollar against the Philippine Peso increased from 50.06 during the quarter ended June 30, 2017 to 52.53 during the quarter ended June 30, 2018, representing a depreciation of 4.9%. The average exchange rate of the British Pound against the U.S. Dollar increased from 1.29 during the quarter ended June 30, 2017 to 1.34 during the quarter ended June 30, 2018, representing an appreciation of 3.9%.

The following table shows the reconciliation of these non-GAAP financial measures for the three months ended June 30, 2018 and June 30, 2017, and the three months ended March 31, 2018:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA
(Amounts in thousands)

	Three Months Ended
	June 30,		March 31,
	2018	2017 (Restated)	2018 (Restated)
Net Income (GAAP)	$14,462	$20,378	$23,158
add: Income tax expense/(benefit)	5,510	823	(4,453)
subtract: Interest expense, foreign exchange gain, net, loss from equity-method investment and other income, net	(2,882)	(2,933)	(3,555)
Income from operations (GAAP)	$17,090	$18,268	$15,150
add: Stock-based compensation expense (a)	6,893	5,107	5,074
add: Amortization of acquisition-related intangibles (b)	3,761	3,507	3,947
add: Provision for litigation settlement (c)	—	-	2,400
add: Acquisition-related expenses (d)	841	48	363
Adjusted operating income (Non-GAAP)	$28,585	$26,930	$26,934
Adjusted operating income margin as a % of Revenues (Non-GAAP)	13.6%	14.2%	13.0%
add: Depreciation	6,821	6,028	6,557
Adjusted EBITDA (Non-GAAP)	$35,406	$32,958	$33,491
Adjusted EBITDA margin as a % of revenue (Non-GAAP)	16.9%	17.4%	16.2%

(a) To exclude stock-based compensation expense under ASC Topic 718.
(b) To exclude amortization of acquisition-related intangibles.
(c) To exclude provision for litigation settlement during the three months ended March 31, 2018.
(d) To exclude acquisition related expenses. Effective in the second quarter of 2018, EXL excludes acquisition-related costs such as external deal costs, integration expenses and direct and incremental travel costs pertaining to successful acquisitions from its non-GAAP financial measures. The previously reported periods presented have been adjusted with the effects of exclusion. See descriptions above for more information.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share
(Amounts in thousands, except per share data)

	Three Months Ended
	June 30,		March 31,
	2018	2017 (Restated)	2018 (Restated)
Net income (GAAP)	$14,462	$20,378	$23,158
add: Stock-based compensation expense (a)	6,893	5,107	5,074
add: Amortization of acquisition-related intangibles (b)	3,761	3,507	3,947
subtract: Effect of tax impact from Tax Reform Act (c)	—	—	(4,836)
add: Provision for litigation settlement (d)	—	—	2,400
add: Acquisition-related expenses (e)	841	48	363
subtract: Tax impact on stock-based compensation expense (f)	(1,891)	(3,483)	(5,913)
subtract: Tax impact on amortization of acquisition-related intangibles	(679)	(949)	(726)
subtract: Tax impact on provision for litigation settlement	—	—	(612)
subtract: Tax impact on acquisition-related expenses	(12)	(19)	(38)
Adjusted net income (Non-GAAP)	$23,375	$24,589	$22,817
Adjusted diluted earnings per share (Non-GAAP)	$0.67	$0.70	$0.65

(a) To exclude stock-based compensation expense under ASC Topic 718.
(b) To exclude amortization of acquisition-related intangibles.
(c) To include impact related to the Tax Reform Act. The Company recognized a one-time income tax expense of $29,185 during the three months ended December 31, 2017, comprised of a provisional deemed repatriation tax expense of $27,236 and a provisional net deferred tax expense of $1,949. During the three months ended March 31, 2018, the Company recorded adjustment of $4,836 reducing the provisional transition tax on the mandatory deemed repatriation of accumulated earnings and profits of foreign subsidiaries recognized during the year ended December 31, 2017. The one-time incremental income tax expense reflects certain assumptions based upon the Company’s interpretation of the Tax Reform Act and may change as the Company receive additional clarification and guidance and as the interpretation of the Tax Reform Act evolves over time. Any further changes would be reflected as a non-GAAP adjustment in the period in which they are recorded.
(d) To exclude provision for litigation settlement during the three months ended March 31, 2018.
(e) To exclude acquisition related expenses. Effective in the second quarter of 2018, EXL excludes acquisition-related costs such as external deal costs, integration expenses and direct and incremental travel costs pertaining to successful deals acquisitions from its non-GAAP financial measures. The previously reported periods presented have been adjusted with the effects of exclusion. See description above for more information.
(f) Tax impact include $323 and $1,624 during the three months ended June 30, 2018 and 2017, respectively, and $4,827 during the three months ended March 31, 2018 related to discrete benefit recognized in income tax expense on adoption of ASU No. 2016-09, Compensation - Stock Compensation.

Contact: Steven N. Barlow
Vice President, Investor Relations
(212) 624-5913
steven.barlow@exlservice.com